Exhibit 3.1

AMENDED & RESTATED BYLAWS
OF
CYPRESS SEMICONDUCTOR CORPORATION

TABLE OF CONTENTS

ARTICLE I – CORPORATE OFFICES		1

1.1	Registered Office	1
1.2	Other Office	1

ARTICLE II – MEETINGS OF STOCKHOLDERS		1

2.1	Place of Meetings	1
2.2	Annual Meetings	1
2.3	Special Meeting	1
2.4	Notice of Stockholders’ Meetings	2
2.5	Manner of Giving Notice; Affidavit of Notice	2
2.6	Quorum	2
2.7	Adjourned Meeting; Notice	2
2.8	Conduct of Business	3
2.9	Voting	3
2.10	Waiver of Notice	4
2.11	Stockholder Action by Written Consent Without A Meeting	4
2.12	Record Date for Stockholder Notice; Voting; Giving Consents	5
2.13	Proxies	5
2.14	List of Stockholders Entitled to Vote	5
2.15	Nominations and Stockholder Business at the Corporation’s Annual Stockholder Meeting	6

ARTICLE III – DIRECTORS		7

3.1	Powers	7
3.2	Number of Directors	7
3.3	Election, Qualification and Term of Office Of Directors	7
3.4	Resignation and Vacancies	7
3.5	Place of Meetings; Meetings by Telephone	8
3.6	Regular Meetings	8
3.7	Special Meetings; Notice	8
3.8	Quorum	9
3.9	Waiver of Notice	9
3.10	Board Action by Written Consent Without A Meeting	9
3.11	Fees and Compensation of Directors	9
3.12	Removal of Directors	10

ARTICLE IV – COMMITTEES		10

4.1	Committees of Directors	10
4.2	Committee Minutes	10
4.3	Meetings and Action of Committees	11
4.4	Executive Committee	11

- i -

ARTICLE V – OFFICERS		11

5.1	Officers	11
5.2	Subordinate Officers	11
5.3	Removal and Resignation of Officers	12
5.4	Vacancies in Offices	12
5.5	Chairman of the Board	12
5.6	President	12
5.7	Vice Presidents	12
5.8	Secretary	13
5.9	Chief Financial Officer	13
5.10	Inspector of Elections	14
5.11	Authority and Duties of Officers	14

ARTICLE VI – INDEMNITY		14

6.1	Third Party Actions	14
6.2	Actions by or in the Right of the Corporation	15
6.3	Successful Defense	15
6.4	Determination of Conduct	16
6.5	Payment of Expenses in Advance	16
6.6	Indemnity Not Exclusive	16
6.7	Insurance Indemnification	16
6.8	The Corporation	16
6.9	Employee Benefit Plans	17
6.10	Continuation of Indemnification and Advancement Of Expenses	17

ARTICLE VII – RECORDS AND REPORTS		17

7.1	Maintenance and Inspection of Records	17
7.2	Inspection by Directors	18
7.3	Annual Statement to Stockholders	18

ARTICLE VIII – GENERAL MATTERS		18

8.1	Checks	18
8.2	Execution of Corporate Contracts and Instruments	18
8.3	Stock Certificates; Partly Paid Shares	18
8.4	Special Designation on Certificates	19
8.5	Lost Certificates	19
8.6	Construction; Definitions	19
8.7	Dividends	19
8.8	Fiscal Year	20
8.9	Seal	20
8.10	Transfer of Stock	20
8.11	Stock Transfer Agreements	20
8.12	Registered Stockholders	20

ARTICLE IX – GENERAL MATTERS		20

- ii -

AMENDED & RESTATED BY-LAWS

OF

CYPRESS SEMICONDUCTOR CORPORATION

ARTICLE I

CORPORATE OFFICES

          1.1          REGISTERED OFFICE

          The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust Company.

          1.2          OTHER OFFICES

          The corporation shall also have and maintain an office or a principal place of business at 3901 North First Street, San Jose, County of Santa Clara, in the State of California.  The Board of Directors may also at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

          2.1          PLACE OF MEETINGS

          Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the corporation required to be maintain pursuant to Section 1.2.

          2.2          ANNUAL MEETING

          The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At the meeting, directors shall be elected and any other proper business may be transacted.

          2.3          SPECIAL MEETING

          A special meeting of the stockholders may be called at any time by the Board of Directors, or by the chairman of the Board, or by the president , or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at that meeting,

          If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the Board, the president, or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice.  The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5, that a meeting will be held at the time requested by the person or persons who called the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

          2.4          NOTICE OF STOCKHOLDER’S MEETINGS

          All notices of meetings with stockholders shall be in writing (“writing” shall include mail, telecopy, telegram, or other electronic or wireless means) and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

          2.5          MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE

          Written notice of any meeting of stockholders, shall be deemed to have been given, if mailed,  when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation, or at the time sent, if sent by telecopy, telegram ore other electronic means. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          2.6          QUORUM

          The holders of a majority of the stock’ issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum is present or represented.

          2.7          ADJOURNED MEETING; NOTICE

          When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

          2.8          CONDUCT OF BUSINESS

          The president of the corporation shall preside as the chairman of the meeting of shareholders, or in his absence by a person designated by the Board of Directors, or, in the absence of a person so designated by the Board of Directors, by the chief financial officer, if any, or in his or her absence by the secretary, if any, or in his or her absence by a chairman chosen at the meeting by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote thereat.  The secretary, or in his or her absence, a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

          The chairman of the meeting shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, regulation of the manner of voting and the conduct of business, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.  Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

          2.9          VOTING

          The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these by-lays, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

          The stockholders’ vote may be by voice vote, by electronic or other wireless vote, or in writing.

          Except as provided in the last paragraph of this Section 2.9 or as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

          At a stockholders’ meeting at which directors are to be elected, each stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast) if the candidates names have been properly placed in nomination (in accordance with these Bylaws).  Each holder of stock, or of any class or classes or of a series or series thereof, who elects to cumulate votes shall be entitled to as many votes as equals the number of votes which (absent this provision as to cumulative voting) he would be entitled to cast for the election of directors with -respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit.

          Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares which the stockholder is entitled to vote.

          For all matters other than the election of directors, except as otherwise provided by the express provisions of the law of the state of Delaware, the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority of shares present in person or represented by proxy at any meeting at which a quorum is present shall be the act of the stockholders and shall be valid and binding upon the corporation.

          2.10           WAIVER OF NOTICE.

          Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws , a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

          2.11           STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

          Unless otherwise provided in the Certificate of Incorporation, any action required by this chapter to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

          Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting the thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

          2.12          RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENT

          In order that the corporation may determine the stockholders entitled to notice of or to vote at and meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

          If the Board of Directors does not so fix a record date:

          (i)          The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (ii)         The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

          (iii)        The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          2.13          PROXIES

         Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c} of the General Corporation Law of Delaware.

          2.14          LIST OF STOCKHOLDERS ENTITLED TO VOTE

          The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either (a) on a reasonable accessible network, provided the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary office hours, at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.15	NOMINATIONS AND STOCKHOLDER BUSINESS AT THE CORPORATION’S ANNUAL STOCKHOLDER MEETING

          (a)          Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) if included on the corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the corporation (A) who is a stockholder of record at the time of the giving of notice provided for in this Section 2.15; (B) who is entitled to vote at the meeting; and (C) who complies with the eligibility and notice procedures set forth in this Section 2.15.

          (b)          For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 2.15, the stockholder must meet the eligibility and notice requirements set forth in Regulation 14A of the Securities Exchange Act of 1934, and must have given timely notice hereof in writing to the secretary of the corporation. Such business must be a proper subject for stockholder action under the Delaware General Corporation Law.

          (c)          To be timely, a stockholder’s notice shall be delivered to the secretary at the principal place of business of the corporation (if delivered by electronic mail or facsimile, the stockholder’s notice shall be directed to the secretary at the electronic mail address or facsimile number, as the case may be, specified in the company’s most recent proxy statement) within the time frame provided in the previous years proxy statement.

           (d)          If no such notice provision is stated in the previous year’s proxy statement, to be timely, a stockholder’s notice must be delivered to the secretary not less than 90 days nor more than 120 days prior to the date on which the corporation first mailed its proxy materials for the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

          (e)          Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owners if any on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, and (B) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

ARTICLE III

DIRECTORS

          3.1           POWERS

          Subject to the provisions of the General Corporation Law of Delaware and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

          3.2           NUMBER OF DIRECTORS

          The Board of Directors shall consist of nine persons until changed by a proper amendment of this Section 3.2.

          No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

          3.3          ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

          Except as provided in Section 3.4 of these Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Elections of directors need not be by written ballot.

          3.4          RESIGNATION AND VACANCIES

          Any director may resign at any time upon written notice to the attention of the Secretary of the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

          Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

          (i)          Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

          (ii)          Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and classes or series thereof then in office, or by a sole remaining director so elected.

          If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

          If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

          3.5           PLACE OF MEETINGS; MEETINGS BY TELEPHONE

          The Board of Directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

          3.6           REGULAR MEETINGS

          Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

          3.7          SPECIAL MEETINGS NOTICE

          Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the Board, the president, the secretary, the chairman of any committee of the Board of Directors.

          Notice of the time and place of special meetings shall be delivered to each director personally, by facsimile, electronic mail, by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director, who the person giving the notice has reason to believe will promptly communicate it to the director. Notice given by electronic mail shall be deemed given at the time sent.  The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

          3.8          QUORUM

          At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

          A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

          In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the Delaware General Corporation Law, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the board cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum.

          3.9          WAIVER OF NOTICE

          Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of the Board, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

         3.10          BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

          Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         3.11           FEES AND COMPENSATION OF DIRECTORS

          Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.

          3.12          REMOVAL OF DIRECTORS

          Unless otherwise restricted by statute, by the Certificate of Incorporation or by these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

          No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV

COMMITTEES

          4.1           COMMITTEES OF DIRECTORS

          The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the Bylaws of the corporation; and, unless the Board resolution establishing the committee, the Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

          4.2           COMMITTEE MINUTES

          Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

          4.3           MEETINGS AND ACTION OF COMMITTEES

          Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws other regulatory requirements.

          4.4          EXECUTIVE COMMITTEE

          In the event that the Board appoints an executive committee, such executive committee, in all cases in which specific directions to the contrary shall not have given by the Board, shall have and may exercise, during the intervals between the meetings of the Board, all powers and authority of the Board in the management of the business and affairs of the corporation (except as provided in Section 4.1 above) in such manner as the executive committee may deem in the best interest of the corporation.

ARTICLE V

OFFICERS

          5.1          OFFICERS

          The officers of the corporation shall consist of a president, one or more vice presidents, a secretary, a chief financial officer, and a treasurer who shall be appointed by the Board. The corporation may also have, at the discretion of the Board of Directors, a chairman of the board, a chairman of the executive committee, and other officers as the Board may deem expedient, who shall be appointed in such manner and hold offices for such term as the Board may prescribe.  . Any number of offices may be held by the same person.

          5.2          SUBORDINATE OFFICERS

          In addition to the officers appointed by the Board in accordance with Section 5.1, the corporation may have one or more appointed non-corporate vice presidents, who may not be executive officers for purposes of Section 16 of the Securities Exchange Act of 1934 (“non-corporate vice presidents”).  The Board of Directors may appoint, or empower the president to appoint such non-corporate officers and shall have such duties as may be established by the Board, the president or their designate.  The Board of Directors may designate one or more non-corporate vice presidents as executive vice presidents or senior vice presidents Non-corporate vice presidents may be removed in accordance with Section 5.3. hereof.

          5.3          REMOVAL AND RESIGNATION OF OFFICERS

          Any officer of the corporation may be removed by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board or, by an officer upon whom such power of removal may be conferred by the Board.

          Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

          5.4          VACANCIES IN OFFICES

          Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

          5.5          CHAIRMAN OF THE BOARD

          The chairman of the board, if such an officer is elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these Bylaws. If there is no president, then the chairman of the board shall act as president of the corporation and shall have the powers and duties prescribed in Section 5.6 of these Bylaws.  In the event of disability or death of the president, the chairman of the Board shall assume the powers and duties of the president until a vice president is designated in accordance with Section 5.7.

          5.6          PRESIDENT

          Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

          5.7          VICE PRESIDENTS

          In the case of death or disability of the president, one of the appointed vice presidents, Board of Directors designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president, until the president returns or is no longer disabled, or in the event of death a new president is appointed. The vice president shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the president or the chairman of the board.

          5.8          SECRETARY

          The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

          The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

          The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. The Secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

          5.9          CHIEF FINANCIAL OFFICER

          The powers and duties of the chief financial officer are:

          (i)          To oversee the corporate-wide treasury functions and financial reporting to external bodies.

          (ii)          To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the corporation and, at the chief financial officer’s discretion, to cause any or all thereof to be deposited for account of the corporation at such depositary as may be designated from time to time by the Board of Directors or the chairman of the board or the president.

          (iii)          To receive or cause to be received, and to give or cause to be given, receipts and acceptances for monies paid in for the account of the corporation;

          (iv)          To disburse, or cause to be disbursed, all funds of the corporation as may be directed by the Board of Directors, the chairman of the board or the chief executive officer, taking proper vouchers for such disbursements;

          (v)          To render to the president and to the Board of Directors, whenever they may require, accounts of all transactions and of the financial condition of the corporation.

          (vi)          To do and perform all such duties as pertain to the office of chief financial officer or as may be required or prescribed by the Board of Directors; and

          (vii)          To vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by the chief financial officer directly or by any other person authorized to do so by proxy or power of attorney duly executed by the chief financial officer.

          5.10          INSPECTOR OF ELECTION

          Before any meeting of stockholders, the Board of Directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment.  The number of inspectors shall be as determined by the Board of Directors.  If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

          Such inspector shall:

          (i)          determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

          (ii)          receive votes, ballots or consents;

          (iii)          hear and determine all challenges and questions in any  way arising in connection with the right to vote;

          (iv)          count and tabulate all votes or consents;

          (v)          determine when the polls shall close;

          (vi)          determine the result; and

          (vii)          do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

          5.11          AUTHORITY AND DUTIES OF OFFICERS

          In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board of Directors or the stockholders.

ARTICLE VI

INDEMNITY

          6.1          THIRD PARTY ACTIONS

          The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise ( as defined below in Section 6.9), and may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by j udgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          6.2          ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

          The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a. judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture; trust or other enterprise, and may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

          6.3          SUCCESSFUL DEFENSE

          To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2,.or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith and to the extent that an employee or agent of the corporation has been Successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.1 and 6.2, or in defense of any claim, issue or matter therein, he may be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

          6.4          DETERMINATION OF CONDUCT

          Any indemnification under Sections 6.1 and 6.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.1 and 6.2. Such determination shall be made (a) by the Board of Directors or the Executive Committee by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum or (b) or if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          6.5          PAYMENT OF EXPENSES IN ADVANCE

          Expenses incurred by a director or officer of the corporation in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding and expenses incurred by an employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VI.

          6.6          INDEMNITY NOT EXCLUSIVE

          The indemnification and advancement of expenses provided or granted pursuant to the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          6.7          INSURANCE INDEMNIFICATION

          The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

          6.8          THE CORPORATION

          For purposes of this Article VI, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, office, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article VI (including, without, limitation the provisions of Section 6.4) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          6.9          EMPLOYEE BENEFIT PLANS

          For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VI.

          6.10          CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

          The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

RECORDS AND REPORTS

          7.1          MAINTENANCE AND INSPECTION OF RECORDS

          The corporation shall, either at its principal executive officer or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

          Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder.

          In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The” demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

          7.2          INSPECTION BY DIRECTORS

          Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

          7.3          ANNUAL STATEMENT TO STOCKHOLDERS

          The Board of Directors or a designate of the Board shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

ARTICLE VIII

GENERAL MATTERS

          8.1          CHECKS

          From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

          8.2          EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

          The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract engagement or to pledge its creditor to render it liable for any purpose or for any amount.

          8.3          STOCK CERTIFICATES: PARTLY PAID SHARES

          The shares of the corporation shall be represented by certificates, provided that the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the Board of Directors, or the president or vice-president, and by the chief financial officer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

          8.4          SPECIAL DESIGNATION ON CERTIFICATES

          If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests of the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          8.5          LOST CERTIFICATES

          Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation-and-cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

          8.6          CONSTRUCTION: DEFINITIONS.

          Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

          8.7          DIVIDENDS

          The directors of the corporation, subject to any restrictions contained in (i) the General Corporation Law of Delaware or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

          The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

          Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

          8.8          FISCAL YEAR

          The fiscal year of the corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

          8.9          SEAL

          The corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

          8.10          TRANSFER OF STOCK

          Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

          8.11          STOCK TRANSFER AGREEMENTS

          The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one o~ more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

          8.12          REGISTERED STOCKHOLDERS

          The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner pf shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX

AMENDMENTS

          The Bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon the directors.  The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.